Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports Second Quarter 2021 Financial Results
•Worldwide revenue of $101.1 million for the second quarter 2021, representing an increase of 53.1% from the prior year period
•    GAAP net loss of $26.7 million for the second quarter 2021, compared to GAAP net loss of $7.0 million in the prior year period
• GAAP fully diluted net loss of $0.39 for the second quarter 2021, compared to GAAP fully diluted net loss of $0.16 in the prior year period; adjusted fully diluted EPS of $0.11 for the second quarter 2021, compared to adjusted fully diluted EPS of $0.10 in the prior year period
• Net cash provided by operating activities was $25.9 million for the second quarter 2021. Free cash flow was $23.2 million in the second quarter 2021
•The Company provides third quarter 2021 revenue and adjusted diluted earnings per share guidance; increases full year guidance
NORTH BILLERICA, MA., July 28, 2021 - Lantheus Holdings, Inc. (NASDAQ: LNTH) (Lantheus), an established leader and fully integrated provider of innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to find, fight and follow serious medical conditions, today reported financial results for its second quarter ended June 30, 2021.
The Company’s worldwide revenue for the second quarter of 2021 totaled $101.1 million, compared with $66.0 million for the second quarter of 2020, representing an increase of 53.1% from the prior year period.
The Company’s second quarter 2021 GAAP net loss was $26.7 million, or $0.39 per fully diluted share, as compared to GAAP net loss of $7.0 million, or $0.16 per fully diluted share for the second quarter of 2020.
The Company’s second quarter 2021 adjusted fully diluted earnings per share were $0.11, as compared to $0.10 for the second quarter of 2020, representing an increase of 8.1% from the prior year period.
Lastly, net cash provided by operating activities was $25.9 million for the second quarter 2021. Free Cash Flow was $23.2 million in the second quarter of 2021, representing an increase of approximately $27.6 million from the prior year period.
“Our second quarter was highlighted by the FDA approval of PYLARIFY, the first and only commercially available PSMA PET imaging agent for prostate cancer, and the strong performance of DEFINITY which exceeded pre COVID-19 levels,” said Mary Anne Heino, President and Chief Executive Officer. “With the investments Lantheus has made and continues to make in the business, we’ve laid the foundation to take full advantage of our diversified portfolio of products. We remain committed to delivering on our financial commitments while positively impacting the lives of the patients we serve and delivering shareholder value.”
Outlook
The Company updates its guidance for full year 2021 and offers the following guidance for the third quarter.

	Q3 Guidance Issued July 28, 2021	Previous Guidance Issued May 4, 2021
Q3 FY 2021 Revenue	$95 million - $100 million	N/A
Q3 FY 2021 Adjusted Diluted EPS	$0.05 - $0.07	N/A
	FY Guidance Updated July 28, 2021	FY Guidance Issued May 4, 2021
FY 2021 Revenue	$395 million - $402 million	$390 million - $400 million
FY 2021 Adjusted Diluted EPS	$0.38 - $0.42	$0.36 - $0.41

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments (including liability accruals relating to the contingent value rights issued as part of the Progenics Pharmaceuticals, Inc. acquisition), and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Wednesday, July 28, 2021 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 6149638. A live webcast will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., Progenics Pharmaceuticals, Inc. and EXINI Diagnostics AB and an established leader and fully integrated provider committed to innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to Find Fight and Follow® serious medical conditions. Lantheus provides a broad portfolio of products, including the echocardiography agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; PYLARIFY®, a PSMA PET imaging agent for the detection of suspected recurrent or metastatic prostate cancer; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; AZEDRA® for the treatment of certain rare neuroendocrine tumors; and RELISTOR® for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies, Inc. The Company is headquartered in North Billerica, Massachusetts with offices in New York, New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) the impact of the global COVID-19 pandemic on our business, financial conditions and prospects, and on the timing and enrollment of our clinical trials; (ii) continued market expansion and penetration for our commercial products, particularly DEFINITY, in the face of segment competition and potential generic competition, including as a result of patent and regulatory exclusivity expirations; (iii) our ability to successfully launch PYLARIFY as a commercial product, including (A) our ability to obtain U.S. Food and Drug Administration approval for additional PET manufacturing facilities (“PMFs”) that could manufacture PYLARIFY, (B) the ability of those PMFs to supply PYLARIFY to customers, and (C) our ability to sell PYLARIFY to customers; (iv) the global Molybdenum-99 supply; (v) our products manufactured at Jubilant HollisterStier and our recently-approved modified formulation of DEFINITY (“DEFINITY RT”) to be commercially manufactured at Samsung Biologics; (vi) the continued integration of the Progenics products and product candidate portfolio into our business following the Progenics Acquisition; (vii) our ability to use in-house manufacturing capacity; (viii) the efforts and timing for commercialization of products or new clinical applications for our products that we or our strategic partners may develop, including flurpiridaz F 18; (ix) our ability to develop highly contextualized assessments of disease burden using artificial intelligence (“AI”); and (x) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$101,064	$66,010	$193,573	$156,714
Cost of goods sold	54,976	40,162	106,455	92,864
Gross profit	46,088	25,848	87,118	63,850
Operating expenses
Sales and marketing	17,631	6,305	31,804	16,435
General and administrative	43,177	20,670	59,315	37,369
Research and development	12,061	4,418	22,421	8,466
Total operating expenses	72,869	31,393	113,540	62,270
Gain on sale of assets	—	—	15,263	—
Operating (loss) income	(26,781)	(5,545)	(11,159)	1,580
Interest expense	1,937	1,914	4,655	3,860
Gain on extinguishment of debt	—	—	(889)	—
Other income	(182)	(756)	(731)	(1,106)
Loss before income taxes	(28,536)	(6,703)	(14,194)	(1,174)
Income tax (benefit) expense	(1,879)	309	3,455	2,501
Net loss	$(26,657)	$(7,012)	$(17,649)	$(3,675)
Net loss per common share:
Basic	$(0.39)	$(0.16)	$(0.26)	$(0.09)
Diluted	$(0.39)	$(0.16)	$(0.26)	$(0.09)
Weighted-average common shares outstanding:
Basic	67,505	43,135	67,300	41,284
Diluted	67,505	43,135	67,300	41,284

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020 (1)	% Change	2021	2020 (1)	% Change
DEFINITY	$59,842	$37,125	61.2%	$115,813	$89,630	29.2%
TechneLite	23,772	18,668	27.3%	46,572	41,447	12.4%
Other precision diagnostics	6,742	7,140	(5.6)%	13,726	20,197	(32.0)%
Total precision diagnostics	90,356	62,933	43.6%	176,111	151,274	16.4%
Radiopharmaceutical oncology	2,812	2,183	28.8%	4,312	4,151	3.9%
Strategic partnerships and other	7,896	894	783.2%	13,150	1,289	920.2%
Total revenues	$101,064	$66,010	53.1%	$193,573	$156,714	23.5%
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1.The Company reclassified rebates and allowances of $3.5 million and $8.2 million within each product category, which included $3.2 million and $7.5 million for DEFINITY, $0.3 million and $0.6 million for TechneLite and zero and $0.1 million for other precision diagnostics, for the three and six months ended June 30, 2020, respectively.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(26,657)	$(7,012)	$(17,649)	$(3,675)
Stock and incentive plan compensation	4,588	3,385	7,905	6,460
Amortization of acquired intangible assets	6,074	927	10,759	1,319
Acquired debt fair value adjustment	—	—	(307)	—
Contingent consideration fair value adjustments	25,600	—	25,900	—
Non-recurring refinancing related fees	—	460	—	460
Non-recurring severance related fees	92	—	528	—
Extinguishment of debt	—	—	(889)	—
Gain on sale of assets	—	—	(15,263)	—
Integration costs	11	1,201	30	3,573
Acquisition-related costs	767	7,517	664	8,929
Impairment of long-lived assets	—	—	—	7,275
Other	43	—	53	(75)
Income tax effect of non-GAAP adjustments(a)	(2,731)	(1,940)	(648)	(5,446)
Adjusted net income	$7,787	$4,538	$11,083	$18,820
Adjusted net income, as a percentage of revenues	7.7%	6.9%	5.7%	12.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss per share - diluted	$(0.39)	$(0.16)	$(0.26)	$(0.09)
Stock and incentive plan compensation	0.07	0.08	0.12	0.14
Amortization of acquired intangible assets	0.08	0.02	0.16	0.03
Acquired debt fair value adjustment	—	—	(0.01)	—
Contingent consideration fair value adjustments	0.37	—	0.38	—
Non-recurring refinancing related fees	—	0.01	—	0.01
Non-recurring severance related fees	—	—	0.01	—
Extinguishment of debt	—	—	(0.01)	—
Gain on sale of assets	—	—	(0.23)	—
Integration costs	—	0.03	—	0.09
Acquisition-related costs	0.02	0.18	0.01	0.22
Impairment of long-lived assets	—	—	—	0.18
Other	—	—	—	—
Income tax effect of non-GAAP adjustments(a)	(0.04)	(0.06)	(0.01)	(0.13)
Adjusted net income per share - diluted	$0.11	$0.10	$0.16	$0.45
Weighted-average common shares outstanding - diluted	68,705	43,303	68,281	41,702
(a)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$25,869	$(2,156)	$35,687	$7,252
Capital expenditures	(2,656)	(2,255)	(5,176)	(4,953)
Free cash flow	$23,213	$(4,411)	$30,511	$2,299

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$91,500	$79,612
Accounts receivable, net	54,892	54,002
Inventory	31,719	35,744
Other current assets	8,102	9,625
Assets held for sale	—	5,242
Total current assets	186,213	184,225
Property, plant and equipment, net	118,493	120,171
Intangibles, net	365,259	376,012
Goodwill	61,189	58,632
Deferred tax assets, net	64,777	70,147
Other long-term assets	61,871	60,634
Total assets	$857,802	$869,821
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$10,372	$20,701
Accounts payable	21,471	16,284
Accrued expenses and other liabilities	41,983	41,726
Liabilities held for sale	—	1,793
Total current liabilities	73,826	80,504
Asset retirement obligations	14,797	14,020
Long-term debt, net and other borrowings	169,249	197,699
Other long-term liabilities	91,790	63,393
Total liabilities	349,662	355,616
Total stockholders’ equity	508,140	514,205
Total liabilities and stockholders’ equity	$857,802	$869,821

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Contacts:
Mark Kinarney
Senior Director, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Director, Corporate Communications
646-975-2533
media@lantheus.com